                    ONE VALLEY BANCORP OF WEST VIRGINIA, INC.
                            CHARLESTON, WEST VIRGINIA


                NOTICE OF REGULAR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 23, 1996


To the Shareholders:

         The Regular Annual Meeting of Shareholders of One Valley Bancorp of West Virginia, Inc. ("One Valley"), will be held at the Charleston Town Center Marriott, 200 Lee Street, East, in Charleston, West Virginia, at 10:00 a.m. on Tuesday, April 23, 1996, for the purpose of considering and voting upon proposals:

         1. To elect ten directors to serve for a term of three years and until their successors are chosen and qualify.


         2. To approve the appointment by the Board of Directors of Ernst & Young LLP as independent Certified Public Accountants for the year 1996.



         3. To approve an amendment to the Articles of Incorporation to change the corporate name of One Valley from One Valley Bancorp of West Virginia, Inc., to One Valley Bancorp, Inc.


         4. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

         Only those shareholders of record at the close of business on March 5, 1996, are entitled to notice of the meeting and to vote at the meeting. We hope that you will attend this meeting.

                                              By Order of the Board of Directors
                                              J. Holmes Morrison
                                              PRESIDENT

PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

MARCH 18, 1996

                    ONE VALLEY BANCORP OF WEST VIRGINIA, INC.
                                ONE VALLEY SQUARE
                            CHARLESTON, WEST VIRGINIA


                                 PROXY STATEMENT
                ANNUAL MEETING OF SHAREHOLDERS -- APRIL 23, 1996


         This statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of One Valley Bancorp of West Virginia, Inc. ("One Valley"), to be held on Tuesday, April 23, 1996, at the time and for the purposes set forth in the accompanying Notice of Regular Annual Meeting of Shareholders. The approximate date on which this Proxy Statement and the form of proxy are to be first mailed to shareholders is March 18, 1996. The mailing address of the principal executive offices of One Valley is P. O. Box 1793, Charleston, West Virginia, 25326.


SOLICITATION OF PROXIES


         The solicitation of proxies is made by management at the direction of the Board of Directors of One Valley. These proxies enable shareholders to vote on all matters which are scheduled to come before the meeting. If the enclosed proxy is signed and returned, it will be voted as directed; or if not directed, the proxy will be voted "FOR" the election of the ten management nominees as directors for the terms specified, "FOR" the approval of the appointment of Ernst & Young LLP as independent Certified Public Accountants, and "FOR" the amendment of One Valley's Articles of Incorporation to change its corporate title to One Valley Bancorp, Inc. A shareholder executing the proxy may revoke it at any time before it is voted by notifying One Valley in person, by giving written notice to One Valley of the revocation of the proxy, by submitting to One Valley a subsequently dated proxy, or by attending the meeting and withdrawing the proxy before it is voted at the meeting.


         The expense for the solicitation of proxies will be paid by One Valley. In addition to this solicitation by mail, officers and regular employees of One Valley and its subsidiaries may, to a limited extent, solicit proxies personally or by telephone or telegraph.


ELIGIBILITY OF STOCK FOR VOTING PURPOSES

         Pursuant to the Bylaws of One Valley, the Board of Directors has fixed March 5, 1996, as the record date for the purpose of determining the shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof, and only shareholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment thereof.


         As of the record date for the Annual Meeting, 16,580,306 shares of the common stock with a par value of Ten Dollars ($10.00) per share ("One Valley Common Stock") of One Valley were issued and outstanding and entitled to vote. One Valley's subsidiary banks hold of record as trustee, co-trustee, executor or co-executor, but not beneficially, 3,251,018 shares of stock representing 19.61% of the shares of One Valley outstanding. Of these shares, the banks hold 2,681,540 shares as co-trustee or co-executor and 569,478 shares as sole trustee or sole executor (other principal holders of One Valley's stock are discussed under "Principal Holders of Securities"). The 2,681,540 shares held as co-trustee or co-executor are voted by the individual co-trustee(s) or co-executor(s) and not by the banks. Of the remaining 569,478 shares held by the banks as sole trustee or sole executor, 509,349 shares (or 3.07% of the total shares outstanding) will be voted by the banks, as trustee or executor, "FOR" the election of the ten management nominees as directors, "FOR" the approval of the appointment of Ernst & Young LLP as independent Certified Public Accountants, and "FOR" the amendment of One Valley's Articles of Incorporation to change its corporate title to One Valley Bancorp, Inc.
The remaining 60,129 shares are held by the banks as sole trustee or sole executor in personal trust and self-directed employee benefit accounts and will be voted by the banks at the direction of the grantor, settlor or beneficiary of those accounts.

                               PURPOSE OF MEETING

1.  ELECTION OF DIRECTORS

         The Bylaws of One Valley currently provide that the Board of Directors shall consist of not fewer than six nor more than 33 members, the exact number of directors within these minimum and maximum limits to be fixed and determined by resolution of a majority of the Board of Directors. There are presently 29 directors on the Board; and, at a meeting held February 20, 1996, the Board's Executive Committee fixed at 28 the number of directors to constitute the full Board of Directors of One Valley effective April 23, 1996. The term of Mr. John
T. Chambers as a director of One Valley expires at the 1996 Annual Meeting, and, in accordance with One Valley's Directors Retirement Policy, he will not stand for re-election.

         One Valley's Articles of Incorporation authorize classification of the Board of Directors into three classes, each of which serves for three years, with one class being elected each year. Pursuant to this arrangement ten nominees have been nominated for three-year terms, and until their successors are chosen and qualify. This will result in a Board composed of three classes with nine directors in the class of 1997, nine directors in the class of 1998, and ten directors in the class of 1999.


MANAGEMENT NOMINEES TO THE BOARD OF ONE VALLEY

         Unless otherwise directed, the proxies will be voted "FOR" the election of the following ten directors to serve for terms expiring at the Annual Meeting of Shareholders in 1999, and until their successors are chosen and qualify.


                                     SERVED         FAMILY
                                      AS A       RELATIONSHIP
                                    DIRECTOR    WITH DIRECTORS                               PRINCIPAL
                                     OF ONE       AND OTHER         YEAR IN                  OCCUPATION
                                     VALLEY        NOMINEES       WHICH TERM               OR EMPLOYMENT
        NOMINEES           AGE       SINCE                          EXPIRES               LAST FIVE YEARS
Phyllis H. Arnold           47        1993           None            1999       1991  to  present  -  President  and
                                                                                Chief   Executive   Officer   -  One
                                                                                Valley Bank,  National  Association;
                                                                                formerly  Executive Vice President -
                                                                                One    Valley     Bank,     National
                                                                                Association, Charleston, WV

Charles M. Avampato         57        1984           None            1999       President - Clay  Foundation,  Inc.,
                                                                                Charleston,      WV      (Charitable
                                                                                Foundation)

James Gabriel               65        1993           None            1999       President   and   Chief    Executive
                                                                                Officer  - Gabriel  Brothers,  Inc.,
                                                                                Morgantown, WV (Retail  Sales)

Thomas E. Goodwin           66        1985           None            1999       Chairman  of the Board - One  Valley
                                                                                Bank   of    Ronceverte,    National
                                                                                Association, Ronceverte, WV

John D. Lynch               55        1986           None            1999       Vice  President  - Davis Lynch Glass
                                                                                Company, Star City, WV

                                       3





                                     SERVED         FAMILY
                                      AS A       RELATIONSHIP
                                    DIRECTOR    WITH DIRECTORS                               PRINCIPAL
                                     OF ONE       AND OTHER         YEAR IN                  OCCUPATION
                                     VALLEY        NOMINEES       WHICH TERM               OR EMPLOYMENT
        NOMINEES           AGE       SINCE                          EXPIRES               LAST FIVE YEARS

Charles R.                  54        1987           None            1999       President    -   The    Neighborgall
Neighborgall, III                                                               Construction  Company,   Huntington,
                                                                                WV (General Contractors)

James W. Thompson           68        1983           None            1999       Chairman  of the Board - One  Valley
                                                                                Bank   of   Mercer   County,   Inc.,
                                                                                Princeton, WV

J. Lee VanMetre, Jr.        58        1986           None            1999       Attorney   -  Steptoe   &   Johnson;
                                                                                Secretary  of the Board - One Valley
                                                                                Bank - East,  National  Association,
                                                                                Martinsburg, WV

H. Bernard Wehrle, III      44        1991           None            1999       President  -  McJunkin  Corporation,
                                                                                Charleston,      WV      (Industrial
                                                                                Wholesaler)

John H. Wick, III           50        1993           (1)             1999       1992 to present - Vice  President  -
                                                                                Dickinson     Fuel    Co.,     Inc.,
                                                                                Charleston,   WV;  1980  to  1992  -
                                                                                Harrison  & Bates,  Inc.,  Richmond,
                                                                                VA (Commercial Realtor)



DIRECTORS CONTINUING TO SERVE UNEXPIRED TERMS

           The following Directors will continue to serve until the expiration of their terms:


                                     SERVED         FAMILY
                                      AS A       RELATIONSHIP
                                    DIRECTOR    WITH DIRECTORS                               PRINCIPAL
                                     OF ONE       AND OTHER         YEAR IN                  OCCUPATION
                                     VALLEY        NOMINEES       WHICH TERM               OR EMPLOYMENT
       DIRECTORS           AGE       SINCE                          EXPIRES               LAST FIVE YEARS
Robert F. Baronner          69        1981           None            1998       Chairman  of the Board - One  Valley
                                                                                Bancorp  of  West  Virginia,   Inc.,
                                                                                Charleston,  WV; formerly  President
                                                                                and  Chief   Executive   Officer-One
                                                                                Valley  Bancorp  of  West  Virginia,
                                                                                Inc., Charleston, WV

                                       4









                                     SERVED         FAMILY
                                      AS A       RELATIONSHIP
                                    DIRECTOR    WITH DIRECTORS                               PRINCIPAL
                                     OF ONE       AND OTHER         YEAR IN                  OCCUPATION
                                     VALLEY        NOMINEES       WHICH TERM               OR EMPLOYMENT
       DIRECTORS           AGE       SINCE                          EXPIRES               LAST FIVE YEARS

C. Michael Blair, IV        53        1994           None            1998       Chairman  of  the  Board,  President
                                                                                and  Chief  Executive  Officer - One
                                                                                Valley  Bank-North,  Inc.;  formerly
                                                                                Chairman  of  the  Board,  President
                                                                                and   Chief   Executive   Officer  -
                                                                                Mercantile    Banking    and   Trust
                                                                                Company, Moundsville, WV

James K. Brown              66        1981           None            1998       Attorney    -   Jackson   &   Kelly,
                                                                                Charleston, WV

Nelle Ratrie Chilton        56        1989           (1)             1998       Director   and  Vice   President   -
                                                                                Dickinson     Fuel    Co.,     Inc.,
                                                                                Charleston,   WV;  TerraCo.,   Inc.,
                                                                                Charleston,  WV;  Terra-Care,  Inc.,
                                                                                Terra Salis, Inc.,  TerraSod,  Inc.,
                                                                                Malden, WV (Landscaping)

R. Marshall Evans, Jr.      54        1984           (2)             1998       President  - Dickinson  Co.,  Quincy
                                                                                Coal  Co.,  and  Chesapeake   Mining
                                                                                Co., Charleston,  WV; Vice President
                                                                                - Geary Securities,  Charleston, WV;
                                                                                President   -  Hubbard   Properties,
                                                                                Inc., Cheyenne, WY

Phillip H. Goodwin          55        1989           None            1998       President - CAMCARE  and  Charleston
                                                                                Area Medical Center, Charleston, WV

Cecil B. Highland, Jr.      77        1994           None            1997       Chairman  of the Board - One  Valley
                                                                                Bank   of    Clarksburg,    National
                                                                                Association;  President  and General
                                                                                Manager  -   Clarksburg   Publishing
                                                                                Co., Clarksburg, WV

Robert E. Kamm, Jr.         44        1987           None            1997       President   and   Chief    Executive
                                                                                Officer   -  One   Valley   Bank  of
                                                                                Summersville, Inc., Summersville, WV




                                       5









                                     SERVED         FAMILY
                                      AS A       RELATIONSHIP
                                    DIRECTOR    WITH DIRECTORS                               PRINCIPAL
                                     OF ONE       AND OTHER         YEAR IN                  OCCUPATION
                                     VALLEY        NOMINEES       WHICH TERM               OR EMPLOYMENT
       DIRECTORS           AGE       SINCE                          EXPIRES               LAST FIVE YEARS


David E. Lowe               55        1993           None            1997       1995  to  present  -  President  and
                                                                                Chief  Executive   Officer  -  Glade
                                                                                Springs    Resort   and   Conference
                                                                                Center,  Daniels,  WV; 1993 to 1995,
                                                                                President   and   Chief    Executive
                                                                                Officer - Bell  Atlantic  WV,  Inc.,
                                                                                Charleston,  WV; 1990 to 1993,  Vice
                                                                                President,  Chesapeake  and  Potomac
                                                                                Telephone   Company   of   Virginia,
                                                                                Richmond, VA


Edward H. Maier             52        1983           None            1997       President  -  General   Corporation,
                                                                                Charleston,    WV    (Real    Estate
                                                                                Investment, Natural Gas Production)

J. Holmes Morrison          55        1990           None            1997       1991  to  present  -  President  and
                                                                                Chief   Executive   Officer   -  One
                                                                                Valley  Bancorp  of  West  Virginia,
                                                                                Inc.;    formerly   Executive   Vice
                                                                                President  - One  Valley  Bancorp of
                                                                                West Virginia,  Inc.;  President and
                                                                                Chief   Executive   Officer   -  One
                                                                                Valley Bank,  National  Association,
                                                                                Charleston, WV

Robert O. Orders, Sr.       70        1989           None            1998       Chief  Executive  Officer  -  Orders
                                                                                Construction Co., St. Albans, WV

John L. D. Payne            57        1981           (2)             1998       President  -  Payne-Gallatin  Mining
                                                                                Co., Charleston, WV

Angus E. Peyton (3)         69        1981           None            1997       Attorney-Brown      and      Peyton,
                                                                                Charleston, WV


Lacy I. Rice, Jr.           64        1994           None            1997       Attorney  - Bowles,  Rice,  McDavid,
                                                                                Graff & Love;  Vice  Chairman of the
                                                                                Board - One  Valley  Bancorp of West
                                                                                Virginia,   Inc.,  Charleston,   WV;
                                                                                Chairman  of the Board - One  Valley
                                                                                Bank  -   East,   Martinsburg,   WV;
                                                                                formerly  Chairman of the Board and
                                                                                Chief     Executive     Officer    -
                                                                                Mountaineer   Bankshares  of  W.Va.,
                                                                                Inc.


                                       6






                                     SERVED         FAMILY
                                      AS A       RELATIONSHIP
                                    DIRECTOR    WITH DIRECTORS                               PRINCIPAL
                                     OF ONE       AND OTHER         YEAR IN                  OCCUPATION
                                     VALLEY        NOMINEES       WHICH TERM               OR EMPLOYMENT
       DIRECTORS           AGE       SINCE                          EXPIRES               LAST FIVE YEARS


Brent D. Robinson           48        1994           None            1998       1995  to  present  -  President  and
                                                                                Chief   Executive   Officer   -  One
                                                                                Valley    Bank    of     Huntington,
                                                                                Huntington,  WV; 1993 to present -
                                                                                Executive Vice President, One Valley;
                                                                                formerly President, Chief  Operating
                                                                                Officer and Chief Financial Officer  -
                                                                                Mountaineer Bankshares of W.Va., Inc.



Richard B. Walker           57        1991           None            1997       Chairman  of  the  Board  and  Chief
                                                                                Executive  Officer - Cecil I. Walker
                                                                                Machinery

Thomas D. Wilkerson         67        1981           None            1997       Senior Agent -  Northwestern  Mutual
                                                                                Life Insurance Company,  Charleston,
                                                                                WV


-------

(1)      John H. Wick, III, is the brother-in-law of Nelle Ratrie Chilton.

(2)      R. Marshall Evans, Jr. and John L. D. Payne are first cousins.

(3) Angus E. Peyton is a member of the Board of Directors of American Electric Power Company, Inc.


GENERAL

         The Bylaws of One Valley provide that in the election of directors of One Valley each shareholder will have the right to vote the number of shares owned by that shareholder for as many persons as there are directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of such directors multiplied by the number of shares owned will equal, or to distribute them on the same principle among as many candidates as the shareholder sees fit. For all other purposes, each share is entitled to one vote. If any shares are voted cumulatively for the election of directors, the Proxies, unless otherwise directed, will have full discretion and authority to cumulate their votes and vote for less than all such nominees. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

         The Bylaws of One Valley provide that nominations for election to the Board of Directors, other than those made by or on behalf of the existing management of One Valley, must be made by a shareholder in writing delivered or mailed to the President not less than 14 days nor more than 50 days prior to the meeting called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to shareholders, the nominations must be mailed or delivered to the President not later than the close of business on the 7th day following the day on which the notice of meeting was mailed. The notice of nomination must contain the following information, to the extent known: (a) name and address of proposed nominee(s); (b) principal occupation of proposed nominee(s); (c) total shares to be voted for each proposed nominee; (d) name and address of notifying shareholder; and (e) number of shares owned by notifying shareholder. Nominations not made in accordance with these requirements may be disregarded by the Chairman of the meeting, in which case the votes cast for the proposed nominee will likewise be disregarded.

         One Valley commenced business on September 4, 1981, as a bank holding company. The financial operations of One Valley in 1995 primarily related to the ownership and the establishment of policies for the management and direction of One Valley Bank, National Association; One Valley Bank of Huntington, Inc.; One Valley Bank of Mercer County, Inc.; One Valley Bank of Ronceverte, National Association; One Valley Bank, Inc.; One Valley Bank of Oak Hill, Inc.; One Valley Bank of Summersville, Inc.; One Valley Bank - East, National Association; One Valley Bank - North, Inc.; One Valley Bank of Clarksburg, National Association; and One Valley Bank, F.S.B. On January 26, 1996, an Agreement and Plan of Merger was executed pursuant to which CSB Financial Corporation, Lynchburg, Virginia, agreed to merge with and into a wholly-owned subsidiary of One Valley. It is anticipated that this merger will be consummated by the third quarter of 1996.


COMMITTEES OF THE BOARD

         One Valley has a standing Audit Committee, Compensation Committee and Nominating Committee.


         The Audit Committee of One Valley consists of five members, Charles M. Avampato, Nelle Ratrie Chilton, Edward H. Maier, John L. D. Payne and Richard B. Walker, and met four times in 1995. This Committee reviews and evaluates significant matters relating to audit and internal controls, reviews the scope and results of audits by independent auditors, reviews the activities of the internal audit staff, meets with the appropriate management personnel regarding internal and external audit results and reports its findings to the Board of Directors.


         The Compensation Committee of One Valley consists of six members, Charles M. Avampato, Nelle Ratrie Chilton, Phillip H. Goodwin, David E. Lowe, John L. D. Payne, and H. Bernard Wehrle, III, and met three times in 1995. The Compensation Committee administers the One Valley Bancorp of West Virginia, Inc., 1983 and 1993 Incentive Stock Option Plans. It also approves compensation levels for the executive management group of One Valley and its subsidiaries.


         The Nominating Committee of One Valley consists of six members, Robert
F. Baronner, Nelle Ratrie Chilton, Phillip H. Goodwin, J. Holmes Morrison, John
L. D. Payne and Angus E. Peyton, and met once in 1995. The Nominating Committee recommends nominees to fill vacancies on the Board of Directors, although the President of One Valley will also entertain nominations made in accordance with the Bylaws of One Valley previously described.


         The Board of One Valley met seven times in 1995, and there were numerous meetings of the Committees of the Board. During 1995, Directors Gabriel, Lynch, VanMetre, Walker and Wehrle attended fewer than 75% of the aggregate of the total number of meetings of the Board of One Valley and the total number of meetings held by all Committees on which they served.


PRINCIPAL HOLDERS OF VOTING SECURITIES


         John L. Dickinson and C. C. Dickinson, sons of John Q. Dickinson, one of the original incorporators of One Valley Bank, National Association, formerly Kanawha Valley Bank, National Association (hereinafter "One Valley Bank"), each owned more than 10% of the issued and outstanding stock of One Valley Bank. Both John L. and C. C. Dickinson are deceased, and much of the stock formerly held by them is now held by family trusts created by them or their spouses. At the time of the formation of One Valley as a one-bank holding company holding all of the stock of One Valley Bank, the shares of One Valley Bank were exchanged on a one for one basis for shares of One Valley. The John L. Dickinson Family Trusts collectively hold 1,289,801 shares, representing 7.78% of the issued and outstanding stock of One Valley. The C. C. Dickinson Family Trusts collectively hold 866,980 shares, representing 5.23% of the issued and outstanding stock of One Valley. The following table sets forth the names and addresses of those shareholders who own beneficially more than 5% of the outstanding One Valley Common Stock as of March 5, 1996, the amount and nature of the beneficial ownership, and the percentage of outstanding voting securities represented by the amount owned. The individuals named in the table are co-trustees of certain of the Dickinson Family Trusts and most of the shares owned by them are owned in their capacity as co-trustees.


          TITLE OF                     NAME AND ADDRESS                  AMOUNT AND NATURE OF          PERCENT OF
           CLASS                     OF BENEFICIAL OWNER               BENEFICIAL OWNERSHIP (1)           CLASS
           -----                     -------------------               ------------------------           -----
Common Stock                 Mary Price Ratrie                                980,293(2)                  5.91%
                             Kanawha Salines
                             Malden, WV  25306

Common Stock                 Charles C. Dickinson, III                        903,040(3)                  5.45%
                             1111 City National Building
                             Wichita Falls, Texas  76301

Common Stock                 Robert F. Goldsmith                              866,343(4)                  5.23%
                             1528 Dogwood Road
                             Charleston, WV  25314

Common Stock                 Ray M. Evans, Jr.                               1,435,371(5)                 8.66%
                             3401 Northside Parkway
                             Atlanta, GA  30327



-------

(1) This table includes a duplication of beneficial ownership of securities in cases where the named individuals have overlapping co-trustee relationships. These four individuals hold, excluding duplication, a total of 2,477,401 shares, or 14.94% of the total 16,580,306 shares of One Valley Common Stock outstanding as of the record date. Although One Valley Bank, a subsidiary of One Valley, is a co-trustee of these various trusts, in all instances, the named individual co-trustees vote the stock of One Valley held in the trusts.


(2) Consists of 37,455 shares owned of record; 866,980 shares held as co-trustee with Charles C. Dickinson, III, and One Valley Bank (in which trusts Mary Price Ratrie has a one-third beneficial interest); 756 shares owned by J. Q. Dickinson & Co., a sole proprietorship owned by Mary Price Ratrie; and 75,102 shares owned by Dickinson Property Limited Partnership in which Mary Price Ratrie is a beneficial owner.

(3) Consists of 36,060 shares owned of record and 866,980 shares held as co-trustee with Mary Price Ratrie and One Valley Bank (in which trusts Mr. Dickinson has a one-fifth beneficial interest).


(4) Consists of 26,364 shares owned of record; 2,488 shares owned of record by his wife; 837,491 shares held as co-trustee with Ray M. Evans, Jr., and One Valley Bank. Not included in this total amount are 36,643 shares held in trusts from which Mr. Goldsmith may, at the discretion of the co-trustees, receive distributions of income and, under certain circumstances, distributions of principal.

(5) Consists of 837,491 shares held as co-trustee with Robert F. Goldsmith and One Valley Bank; 140,460 shares held as co-trustee with One Valley Bank and another individual co-trustee; 119,526 shares held with One Valley Bank as co-trustee; 23,131 shares held by his wife as trustee of trusts for the benefit of his children; 28,502 shares owned of record; 5,782 shares owned of record by his wife; and 280,479 shares owned by Dickinson Company, of which Mr. Evans is an executive officer. Not included in this total amount are 11,713 shares held in a trust from which Mr. Evans may, at the discretion of the co-trustees, receive distributions of income and, under certain circumstances, distributions of principal.

OWNERSHIP OF SECURITIES BY DIRECTORS, NOMINEES AND OFFICERS

         The following tabulation sets forth the number of shares of One Valley Common Stock beneficially owned by (i) each of the nominees and directors, (ii) each of the executive officers listed in the Summary Compensation Table, and
(iii) the directors, nominees, and executive officers of One Valley as a group as of March 5, 1996, and indicates the percentages of common stock so owned. There is no other class of voting securities issued and outstanding.

                                  AMOUNT AND NATURE
                                  OF BENEFICIAL                      PERCENT OF
NAME OF BENEFICIAL OWNER           OWNERSHIP (1)                        CLASS

Phyllis H. Arnold                 45,075 Direct (2)                         *
                                  145 Indirect

Charles M. Avampato             18,597 Direct                               *
                                 3,015 Indirect

Robert F. Baronner              10,216 Direct                               *
                                 6,037 Indirect

Frederick H. Belden, Jr.       20,020 Direct (3)                            *
                                  136 Indirect

C. Michael Blair, IV            60,987 Direct (4)                           *
                                 3,820 Indirect

James K. Brown                   2,664 Direct                               *
                                 1,252 Indirect

John T. Chambers                7,067 Direct                                *
                                  850 Indirect

Nelle Ratrie Chilton           43,078 Direct                                *

R. Marshall Evans, Jr.         28,502 Direct                             8.7%
                             1,406,869 Indirect (5)

James Gabriel                    6,482 Direct                               *
                                 1,300 Indirect
Phillip H. Goodwin               1,777 Direct                               *

Thomas E. Goodwin                7,422 Direct                               *
                                 7,478 Indirect

Cecil B. Highland, Jr.         324,691 Direct                             2.0%
                                 7,511 Indirect

Laurance G. Jones               16,900 Direct (6)                           *
                                 2,500 Indirect

Robert E. Kamm, Jr.             277,817 Direct (7)                         1.8%
                                 19,252 Indirect

David E. Lowe                      833 Direct                               *

John D. Lynch                   21,000 Direct                               *
                                 3,000 Indirect

Edward H. Maier                 10,000 Direct

J. Holmes Morrison             61,962 Direct (8)                            *
                                  782 Indirect

                                AMOUNT AND NATURE
                                 OF BENEFICIAL                       PERCENT OF
NAME OF BENEFICIAL OWNER          OWNERSHIP (1)                         CLASS

Charles R. Neighborgall, III     1,227 Direct                               *
                                 2,688 Indirect

Robert O. Orders, Sr.           16,450 Direct                               *

John L. D. Payne                   714 Direct                             2.8%
                               457,484 Indirect (9)

Angus E. Peyton                 35,177 Direct                             1.2%
                               166,170 Indirect

Lacy I. Rice, Jr.              149,000 Direct                               *

Brent D. Robinson               27,105 Direct (10)                          *
                                   682 Indirect

James W. Thompson               14,540 Direct                               *
                                 4,216 Indirect

J. Lee Van Metre, Jr.            3,208 Direct                               *

Richard B. Walker                1,837 Direct                               *

H. Bernard Wehrle, III           1,180 Direct                               *

John H. Wick, III               10,784 Direct                               *
                                40,205 Indirect

Thomas D. Wilkerson              1,800 Direct                               *


All Directors, Nominees and Executive 1,229,779   Direct
Officers as a Group (32 individuals)  1,771,857   Indirect               18.1%


*Beneficial ownership does not exceed one percent of the class.

(1) Share totals of directors include 100 directors' qualifying shares, which each director is required to own pursuant to One Valley's Bylaws. Shares held indirectly include shares held by family members and shares held through trusts or corporations which in turn hold shares of One Valley.

(2) Includes options to purchase 12,420 shares pursuant to One Valley's 1983 Stock Option Plan. Includes options to purchase 15,640 shares pursuant to One Valley's 1993 Stock Option Plan.


(3) Includes options to purchase 4,960 shares pursuant to One Valley's 1983 Stock Option Plan. Includes options to purchase 12,160 shares pursuant to One Valley's 1993 Stock Option Plan.

(4) Includes options to purchase 6,050 shares pursuant to One Valley's 1993 Stock Option Plan. Includes options to purchase 7,312 shares pursuant to Mountaineer Bankshares of W.Va., Inc. Stock Option Plan.

(5)      See Note (5) to Principal Holders of Voting Securities.

(6) Includes options to purchase 3,420 shares pursuant to One Valley's 1983 Stock Option Plan. Includes options to purchase 11,480 shares pursuant to One Valley's 1993 Stock Option Plan.

(7) Includes options to purchase 11,295 shares pursuant to One Valley's 1983 Stock Option Plan. Includes options to purchase 8,370 shares pursuant to One Valley's 1993 Stock Option Plan.

(8) Includes options to purchase 27,750 shares pursuant to One Valley's 1983 Stock Option Plan. Includes options to purchase 27,500 shares pursuant to One Valley's 1993 Stock Option Plan.

(9) Consists of 93,606 shares held in nine trusts of which John L. D. Payne is a co-trustee, 363,158 shares held by Dickinson Company, Payne-Gallatin Mining Company and Horse Creek Land and Mining Company (in which companies Mr. Payne is an executive officer), and 720 shares owned by his children; does not include 88,031 shares held in or through trusts in which John L. D. Payne, at the discretion of the trustees, is an income beneficiary.

(10) Includes options to purchase 7,800 shares pursuant to One Valley's 1993 Stock Option Plan. Includes options to purchase 4,500 shares pursuant to Mountaineer Bankshares of W.Va., Inc. Stock Option Plan.


EXECUTIVE COMPENSATION

         The following table sets forth the annual and long-term compensation for services in all capacities to One Valley for the fiscal years ended December 31, 1995, 1994, and 1993, of those persons who were, as of December 31, 1995,
(i) the chief executive officer and (ii) the four other most highly compensated officers of One Valley.



                           SUMMARY COMPENSATION TABLE

                                            Annual Compensation           Long Term Compensation
                                                                                 Award     Payouts


                                                           Other                  Securities          All
     Name                                                  Annual     Restricted   Under-              Other
     and                                                   Compen-     Stock      lying      LTIP     Compen-
     Principal                         Salary     Bonus    sation(1)   Award(s)   Options    Payouts  sation(2)
     Position                Year        ($)       ($)        ($)        ($)        (#)       ($)        ($)
     --------                ----      -------  --------  ----------  ----------  -----       ------  ---------
     J. Holmes Morrison      1995     340,000    140,080        0        0         9,500        0     3,750
     President & CEO         1994     315,000    110,250        0        0         9,000        0     5,476
                             1993     275,000    114,297        0        0         9,000        0     5,263

     Phyllis H. Arnold       1995      205,000     78,925       0        0         5,500        0      3,750
     Exec. Vice President    1994      190,000     63,840       0        0         5,100        0      4,531
                             1993      170,000     63,750       0        0         5,040        0      4,553

     Frederick H. Belden, Jr.1995      164,000     54,858       0        0         4,200        0     3,750
     Exec. Vice President    1994      156,000     47,190       0        0         4,000        0     4,691
                             1993      148,000     50,875       0        0         3,960        0     4,550

     Laurance G. Jones       1995      160,000     49,440       0        0         4,200        0     3,750
     Exec. Vice President    1994      150,000     43,313       0        0         3,800        0     4,687
                             1993      132,000     43,560       0        0         3,480        0     4,462

     Brent D. Robinson       1995      156,000     46,800       0        0         4,000        0     3,750
     Exec. Vice President    1994      150,000     41,250      29,311    0         3,800        0     49,121
                             1993      138,900     27,754       0        0            0         0     8,813

(1) The amount included for Mr. Robinson in "Other Annual Compensation" in 1994 is the amount reimbursed for payment of taxes as a result of the expenses paid by One Valley as listed in footnote (2).

(2) The amounts included in "All Other Compensation" consist of One Valley's contributions on behalf of the listed officers to the 401(k) Plan, pursuant to which participating employees receive a matching contribution of 50% from One Valley for up to 5% of pay contributed to the 401(k) Plan by the employee, to a maximum of $3,750 which represents One Valley's matching share times $150,000, the maximum compensation allowed for benefit calculation in a qualified plan. In the case of Mr. Robinson, the amount reported for 1994 pertains to the 401(k) Plan ($3,808), relocation expenses ($20,313), and termination of an arrangement with Mountaineer Bankshares for a company-provided automobile ($25,000); for 1993 and 1992 pertains to the Mountaineer Bankshares 401(k) Plan match and Board and Committee fees for services rendered as a Board member of Mountaineer Bankshares. Under the Mountaineer Bankshares 401(k) Plan, employees were permitted to contribute up to 6% of salary for which the company made a 50% matching contribution.


         The following table sets forth further information on grants of stock options during 1995 to (i) the listed officers and (ii) all optionees as a group pursuant to One Valley's 1993 Incentive Stock Option Plan. The table also provides information concerning the potential gain to all shareholders at the designated rate of appreciation. No stock appreciation rights ("SARs") were awarded by One Valley.


                        OPTION GRANTS IN LAST FISCAL YEAR


                                                                                Grant Date
                           Individual Grants                                    Value(1)



                             Number of    % of Total                          Potential Realizable Value
                             Securities   Options                             at Assumed Annual Rates
                             Underlying   Granted to   Exercise               of Stock Appreciation for
                             Options      Employees    or Base     Expira-    Ten-Year Option Term
                             Granted      in Fiscal    Price(2)    tion         0%        5%             10%
     Name                    (#)          Year         ($/Sh)      Date        ($)       ($)             ($)
     ----                    -----------  ----------- ---------  --------     -----    --------       -------




     J. Holmes Morrison         9,500        9.6%        30.25      4/28/05      0      180,880        458,280
     Phyllis H. Arnold          5,500        5.6%        30.25      4/28/05      0      104,720        265,320
     Frederick H. Belden, Jr.   4,200        4.2%        30.25      4/28/05      0       79,968        202,608
     Laurance G. Jones          4,200        4.2%        30.25      4/28/05      0       79,968        202,608
     Brent D. Robinson          4,000        4.0%        30.25      4/28/05      0       76,160        192,960

     28 Optionees (including
     the five listed above)    96,000        100%        30.25      4/28/05      0    1,827,840      4,631,040
     One Optionee               3,000                    31.88     11/21/05      0       60,150        152,490

     All Shareholders               -            -              -         -      0  515,854,829    800,994,583

     Optionee Gain as % of
     All Shareholders Gain          -            -              -         -      0        0.60%          0.60%


-------
(1) The actual value, if any, an executive may realize depends on the excess of the stock price over the exercise price on the date the option is exercised.

(2) The exercise price is the fair market value of One Valley Common Stock on the date the options were granted. Options are exercisable immediately, and terminate upon termination of employment for reasons other than death or retirement, upon the expiration of three months after the date of retirement, upon the expiration of one year from the date of death, or ten years from the option date.


         The following table sets forth information concerning (i) the value realized upon the exercise of stock options during 1995 by the listed officers, and (ii) the number of unexercised options held by each listed officer as of December 31, 1995, and the market value of the underlying shares if the options had been exercised on that date. No SARs have been awarded by One Valley.


                       AGGREGATED OPTION EXERCISES IN LAST
                      FISCAL YEAR AND FY-END OPTION VALUES

                                                                             Number of
                                                                         Securities       Value of
                                                                         Underlying       Unexercised
                                                                         Unexercised      In-the-Money
                                                                         Options at       Options at
                               Shares Acquired    Value                  FY-End (#)       FY-End ($)
     Name                      On Exercise (#)    Realized ($)(1)        Exercisable      Exercisable
     ----                      ---------------    ---------------        -----------      -----------

     J. Holmes Morrison               3,570           57,393             55,250               500,439
     Phyllis H. Arnold                6,300          121,921             28,060               225,885
     Frederick H. Belden, Jr.         2,600           48,412             17,120                91,595
     Laurance G. Jones                    0                0             14,900                64,762
     Brent D. Robinson                4,350           80,521             12,300                77,175



-------
     (1) Market value of underlying securities at exercise, minus the exercise or base price.

         Compensation covered by a qualified pension plan is based on total pay, including all Management Incentive Compensation Plan payments, received during the sixty consecutive months of employment which results in the highest total divided by five. Such compensation is directly related to the total annual salary and bonus set forth in the Summary Compensation Table except that for this qualified plan, compensation relative to benefit calculation cannot exceed $150,000. In 1995 this plan was amended to comply with revised IRS regulations. As of November 1, 1995, the credited years of service under the retirement plan for the individuals named in the table shown under Executive Compensation were:
Phyllis H. Arnold, 19.667 years; J. Holmes Morrison, 28.17 years; Frederick H. Belden, Jr., 28 years; Laurance G. Jones, 26.33 years; and Brent D. Robinson,
7.833 years.

         In 1990, a Supplemental Employee Retirement Plan (SERP) was established for certain members of senior management, including the individuals named in the Cash Compensation Table, which provides for a benefit at normal retirement of 65 percent of final average compensation, less (i) the retirement benefit under the Defined Benefit Pension Plan, (ii) any retirement benefits from a previous employer, and (iii) the employee's Social Security benefit. The plan further provides reduced early retirement benefit target objectives and a disability retirement benefit target of 60 percent of final average compensation at the time of disability, minus the benefits paid under the employer Long-Term Disability Plan and the employee's Social Security benefit. During 1995, $782,954 was paid into the SERP Trust, $550,539 of which was to fund future benefits for Mr. Baronner who is already receiving benefit payments, and $267,787 was accrued for future payment to the Trust.

         The following table indicates, for purposes of illustration, the approximate annual retirement benefits (Qualified Plan and Supplemental Plan) that would be payable to an employee retiring on November 1, 1995, at age 65 on the full life annuity form under various assumptions as to salary and years of service. Benefits are not subject to deduction for Social Security or other offset amounts.



                                        PENSION PLAN TABLE

      HIGHEST CONSECUTIVE                                ESTIMATED ANNUAL PENSION FOR
             FIVE-YEAR                           REPRESENTATIVE YEARS OF CREDITED SERVICE
      AVERAGE COMPENSATION    15            20          25             30           35

$125,000                   $28,056      $37,408      $66,862        $66,862      $66,862
 150,000**                  34,056       45,408       83,112         83,112       83,112
 175,000                    34,056       45,408       99,362         99,362       99,362
 200,000                    34,056       45,408      115,612        115,612      115,612
 225,000                    34,056       45,408      131,862        131,862      131,862

 250,000                    34,056       45,408      148,112        148,112      148,112
 300,000                    34,056       45,408      180,612        180,612      180,612
 400,000                    34,056       45,408      245,612        245,612      245,612
 450,000                    34,056       45,408      278,112        278,112      278,112
 500,000                    34,056       45,408      310,612        310,612      310,612


                        **IRS Maximum for Qualified Plan.


         CHANGE OF CONTROL ARRANGEMENTS

         In January 1987, and in January 1994 in the case of Mr. Robinson, One Valley entered into agreements with the officers listed in the Summary Compensation Table and with certain other officers to encourage those key officers not to seek other employment because of the possibility that One Valley might be acquired by another entity. The Board of Directors determined that such an arrangement was appropriate, especially in view of the volatile banking market anticipated in West Virginia with the advent of interstate banking. The agreements were not undertaken in the belief that a change of control of One Valley was imminent.

         The agreements are for a term of three years and on each anniversary date the term is automatically extended for an additional one-year period unless a 60-day prior written notice is given by either party. Generally, the agreements provide severance compensation to those officers if their employment should end under certain specified conditions after a change of control of One Valley. Compensation is paid upon any involuntary termination following a change of control unless the officer is terminated for cause. In addition, compensation will be paid after a change of control if the officer voluntarily terminates employment because of a salary reduction, reassignment without consent to an office more than 50 miles from the officer's location at the time of a change of control, failure by One Valley to obtain assumption of the contract by its successor, or termination of employment without a 30-day written notice.

         Under the agreements, a change of control is deemed to occur in the event of any business combination which would require a higher than majority vote of the shareholders under One Valley's Articles of Incorporation, or an occurrence of a nature that would be required to be reported to the Securities and Exchange Commission as a change of control. Severance benefits include: (a) a cash payment equal to the officer's monthly base salary multiplied by the number of full months between the date of termination and a date which is 30 months after the date on which the change of control occurs; (b) payment of the award due, if any, under One Valley's Management Incentive Compensation Plan for the year in which termination occurs; and (c) continuing participation in employee benefit plans and programs such as retirement, disability and medical insurance for a period of 30 months after the change in control.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee ("Committee") of the Board of Directors establishes compensation policies, plans and programs which are intended to accomplish three objectives: to attract and retain highly capable and well-qualified executives; to focus executives' efforts on increasing long-term shareholder value; and to reward executives at levels which are competitive with the marketplace for similar positions and commensurate with performance of each executive and of One Valley. The Committee has determined that to accomplish these objectives, total compensation should be comprised of base salary, short-term incentive compensation, and long-term incentive compensation.

         The Committee meets several times annually with the Chief Executive Officer and senior human resources executives to review, modify as appropriate, and approve the compensation programs for executives, utilizing the services of outside compensation consultants when appropriate. In determining the salary budget for 1995 and in fixing levels of executive compensation, the Committee considered internal equity and external competitiveness of base compensation and total compensation and One Valley's performance relative to its long-range goals. In its evaluation of One Valley's corporate performance for the purpose of fixing base salary levels, the Committee does not attempt to assign specific weights to multiple factors which, taken together, constitute "corporate performance." Consequently, its evaluation of corporate performance is subjective to the extent that the Committee considers all aspects of corporate performance, including but not limited to long-range plan goals for earnings, asset quality, capital, liquidity and resource utilization; however, significant emphasis is given to the annual increase in One Valley's earnings per share. Base salaries for executive officers are determined first by an evaluation of the officer's success as measured against annually established goals for individual performance and the performance of the business unit(s) for which they have responsibility. Second, base salaries are measured against market place salaries of equivalent positions in financial institutions of comparable size. Marketplace information is determined using data from several recognized compensation survey services. In 1995 the Committee independently engaged a third party consultant, Price Waterhouse LLP, to study the compensation and benefits of the most senior executives of the corporation and to offer an evaluation and recommendations for 1996.

         Currently base compensation for executives of One Valley, while competitive, is maintained below the average for similar positions within comparable financial institutions. The Committee believes, philosophically, that compensation should, on the whole, be incentive driven; however, base compensation should be reasonably competitive in the marketplace. To this end, the Committee has set a base salary range target for executives at the 37.5 percentile of the marketplace average. The Committee believes that the appropriate level of executive base compensation is primarily market-driven, although base compensation is also dependent on corporate performance and on each executive's progress toward individual goals.

         The Committee believes that incentive compensation is an appropriate adjunct to base compensation which, together with base compensation, should approach the industry median for total compensation if established goals are met. Short-term incentive compensation is provided to key executives, as determined by the Compensation Committee pursuant to One Valley's Management Incentive Compensation Plan ("MICP"). Awards under MICP are granted based upon One Valley's earnings per share relative to a target level set by the Board of Directors. If the target is met, awards are calculated for each participant based upon the level of corporate performance relative to the target, upon performance of the executive and the unit he or she manages in meeting assigned objectives, and upon the executive's relative position within One Valley. The determination of corporate performance for this purpose is based solely upon earnings per share. Thus the level of annual performance of One Valley, determined in a manner which emphasizes factors which should have a positive impact upon total return to shareholders, has a significant impact upon total executive compensation.

         The Committee believes that shareholder value can be further enhanced by closely aligning the financial interests of One Valley's key executives with those of its shareholders. Awards of stock options pursuant to One Valley's Incentive Stock Option Plan ("ISOP") are intended to meet this objective and constitute the long-term incentive portion of executive compensation. Participation in the ISOP is limited to approximately thirty employees of the top management of One Valley and its affiliate banks who are deemed to have the opportunity to most significantly affect corporate results. Under the ISOP, the option price paid by the executive to exercise the option is the fair market value of the stock on the day the option is granted, and the option is freely exercisable within a ten-year period. The options attain value over that time only if the market price of the underlying stock increases, and the increase in value of the option is directly tied to the increase in the value of the stock. The Committee believes the ISOP focuses the attention and efforts of executive management upon increasing long-term shareholder value, and the Committee annually awards options to key executives in amounts it believes are adequate to achieve the desired objective. The total number of shares available for award in each plan year is specified in the ISOP. These shares are generally allocated based upon the Committee's subjective judgment, taking into account the historical levels of awards and the relative positions of the participants in the ISOP.

         Total compensation for the CEO is determined in essentially the same way as for other executives, recognizing that the CEO has overall responsibility for the performance of One Valley. Therefore, One Valley's performance has a direct impact upon the CEO's compensation in that its earnings per share determine the amount of base compensation increase and the MICP award; and, in addition, the market price of One Valley's Common Stock determines the value of options awarded during prior periods. The base compensation of the CEO in 1995 was based in large measure on the corporate results in 1994 relative to long-range plan goals for earnings, asset quality, capital, liquidity and resource utilization. As discussed above, no attempt is made by the Committee to assign relative weights to the various components of corporate performance in fixing the CEO's base compensation. The targeted earnings were $2.70 per share and actual earnings per share were $2.70, which was 7.1% higher than 1993 earnings of $2.52 per share.

         Recent revisions to the Internal Revenue Code disallow deductions in excess of $1,000,000 for certain executive compensation. The Committee has not adopted a policy in this regard since none of One Valley's executives receive compensation approaching the $1,000,000 level. The report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that One Valley specifically incorporates this report by reference, and shall not otherwise be filed under such Acts.


         The report is submitted by the Compensation Committee, which consists of

                                           Phillip H. Goodwin, Chairman
                                           Charles M. Avampato
                                           Nelle Ratrie Chilton
                                           David E. Lowe
                                           John L. D. Payne
                                           H. Bernard Wehrle, III.

PERFORMANCE GRAPH

         The following graph compares the yearly percentage change in One Valley's cumulative total shareholder return on its Common Stock for the five-year period ending December 31, 1995, with the cumulative total return of the Standard & Poor's 500 Stock Index and the Media General Industry Group Index
- 04, which consists of all banks and bank holding companies within the United States whose stock has been publicly traded for at least six years. The graph assumes (i) the reinvestment of all dividends and (ii) an initial investment of $100. There is no assurance that One Valley's stock performance will continue in the future with the same or similar trends as depicted in the graph. The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that One Valley specifically incorporates this graph by reference, and shall not otherwise be filed under such Acts.



         FIVE-YEAR CUMULATIVE TOTAL RETURN COMPARISON

         There follows a chart containing the following plot points.


                                                          FISCAL YEAR ENDING
COMPANY                                      1990        1991        1992         1993        1994        1995


ONE VALLEY BANCORP                           100         202         315          300         314         359
STANDARD & POOR'S 500                        100         130         140          155         157         216
ALL PUBLICLY TRADED BANKS                    100         141         168          199         189         267



     (Performance Graph appears here. See table above for the plot points.)

COMPENSATION OF DIRECTORS

         During 1995, each director who was not also an officer and full-time employee of One Valley received $600 for each meeting of the Board of Directors of One Valley attended, $350 to the respective directors who attended the Board's Audit Committee, and, as members of certain other committees of the Board of Directors, received $275 for each meeting of a committee of the Board of Directors attended. In addition, Mr. Baronner received compensation in the amount of $18,000 for serving as Chairman of the Board of Directors. During 1995, there were no other arrangements pursuant to which any director of One Valley was compensated for services as a director.

         Directors of One Valley are eligible to defer fees pursuant to the One Valley Deferred Compensation Plan, which was adopted in 1984, with respect to fees received in 1984 and thereafter for services rendered as a director of One Valley.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires One Valley's directors and executive officers, and persons who own more than ten percent of a registered class of One Valley's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of One Valley. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish One Valley with copies of all Section 16(a) forms they file.

         To One Valley's knowledge, based solely upon review of the copies of such reports furnished to One Valley and written representations that no other reports were required, during the two fiscal years ended December 31, 1994, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.


CERTAIN TRANSACTIONS WITH DIRECTORS AND OFFICERS AND THEIR ASSOCIATES


         One Valley and its various banking subsidiaries have had and expect to have in the future transactions in the ordinary course of business with directors, officers, principal shareholders and their associates. During 1995, all of these transactions were made on substantially the same terms, including interest rates, collateral and repayment terms on extensions of credit, as those prevailing at the same time for comparable transactions with other unaffiliated persons. Such transactions, which at December 31, 1995, were, in the aggregate, 19.6% of total shareholders' equity, in the opinion of the management of One Valley, did not involve more than the normal risk of collectibility or present other unfavorable features.



         Jackson & Kelly, a law firm in which Director James K. Brown is a partner; Steptoe & Johnson, a law firm in which Director J. Lee Van Metre, Jr., is a partner; Bowles, Rice, McDavid, Graff & Love, a law firm in which Director Lacy I. Rice, Jr., is a partner; and McNeer, Highland & McMunn, a law firm in which Director Cecil B. Highland, Jr., is of counsel, performed legal services for One Valley and its subsidiaries in 1995 and will perform similar services in 1996. On the basis of information provided by Messrs. Brown, Van Metre, Rice and Highland, One Valley believes that less than five percent of the gross revenues of those law firms did in 1995, and will in 1996, result from payment for legal services by One Valley and its subsidiaries. In the opinion of One Valley, these transactions were on terms as favorable to One Valley as they would have been with third parties not otherwise affiliated with One Valley.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 1995, One Valley's affiliate banks, and One Valley Square, Inc., paid $106,153 to TerraCare, Inc., for landscaping services. TerraCare, Inc., is a wholly-owned subsidiary of TerraCo, Inc. Mary Price Ratrie, a principal shareholder of One Valley, is the principal shareholder and President of TerraCo, Inc., and Director Nelle Ratrie Chilton is Vice President and director of TerraCo, Inc. During 1995, The Neighborgall Construction Co. received payments of $1,968 from One Valley's affiliate, One Valley Bank of Huntington, Inc., for repair work to facilities owned by the bank. It is anticipated that additional payments will be made in 1996 to TerraCare, Inc., and

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to The Neighborgall Construction Co. In the opinion of One Valley, these transactions were on terms as favorable to One Valley as they would have been with third parties not otherwise affiliated with One Valley. The members of One Valley's Compensation Committee are Phillip H. Goodwin, Charles M. Avampato, Nelle Ratrie Chilton, David E. Lowe, John L. D. Payne, and H. Bernard Wehrle, III.


2.       PROPOSAL TO APPROVE SELECTION OF AUDITORS


         The Board of Directors has selected the firm of Ernst & Young LLP to serve as independent auditors for One Valley for 1996 and proposes the approval by the shareholders at the Annual Meeting of Shareholders of that selection. If that selection does not receive the approval of a majority of the votes represented in person or by proxy, the Board will request a later approval of an alternate auditor. One Valley is advised that no member of this accounting firm has any direct or indirect material interest in One Valley, or any of its subsidiaries. A representative of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if desired. The enclosed proxy will be voted "FOR" the approval of the selection of Ernst & Young LLP unless otherwise directed. The affirmative vote of a majority of the shares of One Valley Common Stock represented at the Annual Meeting of Shareholders is required to approve the selection of Ernst & Young LLP.


3.       PROPOSAL TO APPROVE CHANGE OF CORPORATE NAME

         Following its incorporation in 1981, One Valley has conducted operations under the corporate title "One Valley Bancorp of West Virginia, Inc." By Agreement in Lieu of Meeting made as of February 20, 1996, the Board of Directors unanimously adopted a resolution which approved for submission to a vote of the shareholders a proposal to amend Article I of the Articles of Incorporation of One Valley to change its corporate name to "One Valley Bancorp, Inc."

         The Board of Directors of One Valley believes that deleting the phrase "of West Virginia" from its corporate name is consistent with One Valley's expanding interstate activity and with the current status of banking laws and regulations. At the time of One Valley's formation in 1981, the laws of the State of West Virginia did not permit branch banking or interstate operations. Since that time, banking laws have been modernized, and with the passage of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, full-fledged interstate banking will be a reality in the near future. As previously noted, One Valley has executed an Agreement and Plan of Merger to acquire all of the outstanding shares of CSB Financial Corporation in Lynchburg, Virginia.

         One Valley has had and continues to have discussions with various banks, both within and outside the State of West Virginia, regarding the possible acquisition of additional banking subsidiaries and branch facilities. The proposed change to its corporate name should facilitate any interstate acquisitions and will more accurately reflect the expanding scope of One Valley's operations beyond the State of West Virginia.

         The Board recommends that Article I of the Articles of Incorporation of One Valley be amended and restated in its entirety to read as follows:

                  "The name of the corporation shall be One Valley Bancorp, Inc."

and that the amendment to Article I be approved by the shareholders.

         An affirmative vote of a majority of the outstanding shares of One Valley Common Stock is required to approve the amendment. Shares voted "ABSTAIN" and shares not voted will have the same effect as if these shares were voted "AGAINST" approval of the amendment.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THIS PROPOSAL. The enclosed proxy will be voted "FOR" the approval of the proposed change in corporate title unless otherwise directed.

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FORM 10-K ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION


         Upon written request by any shareholder to Laurance G. Jones, Treasurer, One Valley, P. O. Box 1793, Charleston, West Virginia 25326, a copy of One Valley's 1995 Annual Report on Form 10-K will be provided without charge.


OTHER INFORMATION
         If any of the nominees for election as directors are unable to serve as directors by reason of death or other unexpected occurrence, proxies will be voted for a substitute nominee or nominees designated by the Board of One Valley unless the Board of Directors adopts a resolution pursuant to the Bylaws reducing the number of directors. The Board of Directors is unaware of any other matters to be considered at the meeting, but if any other matters properly come before the meeting, persons named in the proxy will vote such proxy in accordance with the recommendation of the Board of Directors.


SHAREHOLDER PROPOSALS FOR 1997

         Any shareholder who wishes to have a proposal placed before the next Annual Meeting of Shareholders must submit the proposal to Merrell S. McIlwain II, Secretary of One Valley, at its executive offices, no later than November 17, 1996, to have it considered for inclusion in the proxy statement of the Annual Meeting in 1997.

J. Holmes Morrison
PRESIDENT
Charleston, West Virginia
March 18, 1996



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